UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):     August 14, 2007
CORTLAND BANCORP

(Exact name of registrant as specified in its charter)

OHIO	0-13814	34-14511184

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

194 West Main Street, Cortland, Ohio	44410

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:    (330) 637-8040
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01.   Other Events.
     On August 14, 2007, the Board of Directors of Cortland Bancorp authorized the repurchase of up to an additional 100,000 of its outstanding common shares in the over-the-counter market or in privately negotiated transactions. The repurchase program will terminate upon the earlier to occur of the purchase of a total of 200,000 shares or February 28, 2009.
     This announcement may contain forward-looking statements that involve risk and uncertainties, including changes in general economic and financial market conditions and the Company’s ability to execute its business plans. Although management believes the expectations reflected in such statements are reasonable, actual results may differ materially.
     The information in this Current Report on Form 8-K, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORTLAND BANCORP
By:	/s/ Lawrence A. Fantauzzi

Date: August 14, 2007

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